UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 15, 2005

PELICAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14986	58-2298215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer ID Number)

3767 Ranchero Drive, Ann Arbor, Michigan 48108
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR            230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

ITEM 3.02      Unregistered Sales of Equity Securities.

             In connection with the previously announced Agreement and Plan of Reorganization dated as of November  30, 2005 (“Merger Agreement”) among Pelican Financial, Inc. (the “Corporation” or “PFI”), Stark Bank Group, Ltd. (“Stark”) and SBG II, Ltd., a subsidiary of Stark, on December 15, 2005, pursuant to the Merger Agreement:

•                  Stark issued a letter of acceptance evidencing the satisfaction of its due diligence condition;

•                  PFI deposited $250,000 with Stark as a “breakup fee” under the Merger Agreement; and

•                  PFI issued and sold 40,000 shares (each, a “Share”) of a newly-created class of Series A Preferred Convertible Stock (Series A Stock”)  to Stark at a purchase price of $100 per share (the “Issuance Price”), for a total purchase price of $4.0 million.

             The Series A Stock was offered and sold in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of such Act.

             The Series A Stock is convertible into approximately 761,904 shares of PFI’s common stock, subject to adjustment, during certain periods described below.

The Series A Stock was established by resolutions adopted by the Board of Directors of PFI and set forth in a Certificate of Designation of the Powers, Preferences and Rights of Series A Convertible Preferred Stock (“Certificate of Designation”) pursuant to authority granted by the certificate of incorporation of PFI, as amended (the “Certificate of Incorporation”).  The following summary of the rights, privileges and preferences of the Series A Stock does not constitute a complete description of the terms of the Series A Preferred Stock and reference is made to the complete text of the Certificate of Designation, a copy of which is attached hereto as exhibit 4.1 and is incorporated herein by reference.

Voting Rights.  The Series A Stock does not have voting rights, except where otherwise expressly provided by law or the Certificate of Incorporation and except as hereinafter provided.  PFI may not authorize, take or otherwise engage in or permit the occurrence of any of the following acts, matters or circumstances without the vote of the holders of the Series A Stock, voting as a separate class and voting group and by the vote of at least a majority of the Series A Stock at the time issued and outstanding:

(1)           Authorize or issue any new class of stock or any new series of stock having preferences, privileges or other rights ranking greater than the Series A Stock with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation, except where the proceeds of the sale of such stock are used to immediately redeem all of the outstanding Series A Stock;

(2)           Alter or amend any of the preferences, limitations, relative rights or other terms of the Series A Stock as set forth herein,

(3)           Authorize or permit to exist any transfer, Lien, or encumbrance whatsoever on the shares of PFI’s wholly owned subsidiary, Pelican National Bank.

(4)           The Corporation has not and shall not incur any indebtedness under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Corporation is a party or by which the Corporation is otherwise bound, other than trade payables incurred in the ordinary course of business and operation of the Corporation the aggregate amount of such obligations shall not exceed $25,000 plus professional fees.  Notwithstanding the provisions of subsections (3) and (4) hereof, the Company may incur indebtedness and impose a Lien on the shares of Pelican National Bank where the proceeds of the loan are used to immediately redeem all of the outstanding Series A Stock.

The term “Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the stock of Pelican National Bank or any portion thereof, or any interest of the Corporation therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s or materialmen’s liens and other similar liens and encumbrances.

No-Pre-emptive Rights. The holders of the Series A Stock do not have any pre-emptive right or any other right whatsoever to subscribe for, purchase, or otherwise acquire any other Series A Stock, any Common Stock, or any shares of any other series of preferred stock (“Other Preferred Stock”) as may be issued from time to time.

Dividends. The holders of the Series A Stock are entitled to receive, out of funds legally available therefor, and when declared by the Board of Directors of the Corporation, cash dividends (“Preferred Dividends”) as follows:

(a)     The annual dividend rate on each Share shall be eight percent (8%) of the Issuance Price of such Share from the date of issuance through the Termination Date (as defined below); from the Termination Date through the Maturity Date (as defined below), the annual divided rate on each Share shall be ten percent (10%).  If for any reason the Series A Stock is not redeemed on or prior to the Maturity Date, the annual divided rate on each Share after the Maturity Date shall be eighteen percent (18%); provided however, the annual dividend rate shall be 10% throughout any Conversion Period (as defined below) initiated prior to Maturity Date. Each of the forgoing Dividends shall be hereinafter referred to as a “Preferred Dividend”.  Preferred Dividends will accumulate and accrue on each outstanding Share from the date of issuance of the Share, and shall thereafter accumulate and accrue from day to day, whether or not earned or declared.

(b)    Preferred Dividends will, subject to subparagraph (d) immediately below, be payable at maturity or upon redemption.  The amount of each Preferred Dividend shall be equal to the aggregate amount of the annual Preferred Dividend, which is payable until maturity or redemption.

(c)     Preferred Dividends shall be cumulative.  Accrued Preferred Dividends shall be payable in full before any dividends are declared or paid upon, or set apart for, Common Stock or any other series of preferred stock ranking junior to the Series A Stock, and before any other distribution of any kind shall be declared or paid on, or set apart for, Common Stock or any other series of preferred stock ranking junior to the Series A Stock.

(d)    The Board of Directors shall declare Preferred Dividends when they are payable as provided in subparagraph (b) immediately above, so long as funds are legally, contractually and otherwise available therefore at that time, or if not fully available, to the extent available, and subject to subparagraph (e) immediately below.

(e)     The term “Termination Date” means the later of: (i) April 1, 2006 or (i) 60 days following expiration of the MK Look Back Period (as defined in the Merger Agreement);  provided, however, that the Termination Date shall in no event extend beyond May 30, 2006 without the express written consent of PFI and Stark.  The term “Maturity Date” means the later of 6 months following the termination of the Merger Agreement or October 1, 2006.

Information Rights. The holders of the Shares shall have the right to obtain information from the Corporation in the same manner and to the same extent as the holders of shares of Common Stock are entitled under the Certificate of Incorporation, the Bylaws or applicable law. Without limiting the generality of the foregoing, and in addition thereto to the extent necessary, the holders of the Shares shall also receive from the Corporation quarterly unaudited financial statements and audited annual financial statements. The quarterly financial statements shall be provided within forty-five (45) days of the close of each fiscal quarter, and the annual financial statements shall be provided within ninety (90) days of the close of each fiscal year of the Corporation.

Liquidation Rights and Preferences.  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of the Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount (the “Liquidation Amount”) equal to (i) the Issuance Price for each outstanding Share held by the holder, plus (ii) all accumulated but unpaid Preferred Dividends. The Liquidation Amount shall be paid before any payment shall be made or any assets distributed to the holders of Common Stock or any other series of preferred stock of the Corporation ranking junior to the Shares. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay the Liquidation Amount per Share, the holders of the Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.  After payment in full of the Liquidation Amount of the Shares, the holder of such Shares shall not participate further in the proceeds of the liquidation of the Corporation.

The Shares are senior to the shares of the Common and any Other Preferred Shares (as defined above) for all purposes of the provisions regarding liquidation (including but not limited to the Liquidation Amount), except where the proceeds of the sale of such stock are used to immediately redeem all of the outstanding Shares.

The (i) consolidation, merger or other association of the Corporation into or with any other entity or entities in which the shareholders of the Corporation receive any distributions of cash, securities or other property as a result of or in connection with such consolidation, merger or other association, or (ii) sale or transfer by the Corporation of all or substantially all its assets, in either case by a single transaction or series of transactions and whether voluntarily or involuntarily, shall, at the election of the holder of any Shares, be deemed to be a liquidation, dissolution or winding up within the meaning of and for purposes of the section of the Certificate of Designation that addresses liquidation.

Conversion Rights.

(a)                                  Optional Conversion.  During the following periods of time:

a.               The thirty day (30) period beginning on the day after the termination of the Merger Agreement for any reason;

b.              During the Conversion Period; or

c.               at any time on or after the Maturity Date;

the Shares shall be convertible, at any time and from time to time during such periods, at the option of the holder thereof, into shares of Common Stock in accordance with the provisions and subject to the adjustments provided for in the Certificate of Designation.

(b)    Conversion Price and Adjustments. Subject to adjustment as set forth in this paragraph, each Share shall be convertible (upon optional, automatic or mandatory conversion) into such number of fully paid and nonassessable shares of Common Stock, computed and rounded to the nearest full share held for each holder, as is determined by dividing (i) the issuance price of $100 per Share, plus all accumulated but unpaid Preferred Dividends on such Share and any other declared but unpaid dividends on such Share, by (ii) the Conversion Price (as defined below) then in effect for such Share.  “Conversion Price” shall mean Five Dollars and 25/100 ($5.25); provided, however, that the Conversion Price shall be subject to adjustment from time to time if the Corporation shall at any time subdivide or split its outstanding Common Stock into a greater number of shares or declare any dividend payable in Common Stock, the Conversion Price in effect immediately prior to such subdivision, split or dividend shall be proportionately decreased, and conversely, in case the outstanding Common Stock of the Corporation shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Redemption of Series A Convertible Preferred Stock.  At any time on or after April 1, 2006, the Corporation may redeem all or a portion of the outstanding Shares by fixing the date upon which such redemption shall be made (the “Redemption Date”). Notwithstanding the foregoing, the Corporation may not redeem the Shares during a Conversion Period. The Corporation shall provide written notice (the “Acquisition Proposal Notice”) to the Holder describing the terms of the Acquisition Proposal within 10 days of the receipt of an Acquisition Proposal.   The Holder, by its acceptance of the Acquisition Proposal Notice, agrees to hold the information contained therein as confidential and agrees not to disclose or use such information other than for the purpose of determining whether to convert the Shares.    Notwithstanding the forgoing, the Corporation shall redeem all of the Shares outstanding on the later of the Maturity Date or expiration of the Conversion Period.  The amount paid for each Share shall be equal to the Issuance Price plus accrued and unpaid Preferred Dividends accrued through the Redemption Date (the “Redemption Price”).

The “Conversion Period” means the period of time beginning on the date the Corporation receives an Acquisition Proposal and ending on the earlier of 30 days after a definitive agreement is signed or 10 days after termination of negotiations with respect to any Acquisition Proposal.  The term “Acquisition Proposal” shall mean a proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any person or group, other than Stark Bank Group, Ltd. or SBG II, Ltd. or any affiliate thereof, would directly or indirectly (i) participate in a merger, share exchange, consolidation or any other business combination involving PFI or any PFI subsidiary the result of which such person or group would hold the right to vote 51% or more of the outstanding voting securities of the corporation surviving such merger, exchange, consolidation or combination; (ii) acquire the right to vote 51% or more of the outstanding voting securities of PFI or any PFI subsidiary; (iii) acquire 51% or more of the assets or earning power of PFI or of any PFI subsidiary; or (iv) acquire in excess of 51% of any class of capital stock of PFI or any PFI subsidiary.

Registration Rights Agreement

             In connection with the sale of the Series A Stock, PFI and Stark entered into a Registration Rights Agreement dated as of December 15, 2005 (Registration Rights Agreement”) pursuant to which PFI agreed, among other things, to: (i) register the Common Stock issuable upon conversion of the Series A Stock under the Securities s Act of 1933 upon demand of the holders of the Series A Stock after October 1, 2006 and (ii) to include in any registration statement otherwise filed by PFI after October 1, 2006 any shares of Common Stock issuable upon conversion of the Series A Stock proposed to be included by the holders. The foregoing summary of the Registration Rights Agreement does not constitute a complete description of the terms of the Registration Rights Agreement and reference is made to the complete text of the Registration Rights Agreement, a copy of which is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Forward Looking Statements Safe Harbor

This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties.  Actual results may differ materially from the results discussed in the forward-looking statements.  Factors that may cause such a difference include: risks that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on PFI’s business and operations of the covenants PFI made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to PFI’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses PFI has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in PFI’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. PFI assumes no responsibility to update forward-looking statements.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed herewith.

Exhibit Number          Description

               4.1      Certificate of Designation of Series A Convertible Preferred Stock.

             10.1      Registration Rights Agreement between the Corporation and Stark Bank Group, Ltd. dated December 15, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Dated: December 20, 2005	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer